Exhibit 8.1

Subsidiaries and associated companies	Jurisdiction of Incorporation or Organization
ACT Energy México, S. de R.L. de C.V.	Mexico
ABY infraestructuras, S.L	Spain
ABY infrastructures USA LLC	Arizona
ABY Concessions Infrastructures, S.LU.	Spain
ABY Concessions Perú, S.A.	Peru
ASHUSA Inc.	Arizona
ABY South Africa (Pty) Ltd	South Africa
ASUSHI, Inc.	Arizona
ATN, S.A.	Peru
ABY Transmisión Sur, S.A.	Peru
ACT Holdings, S.A. de C.V.	Mexico
Aguas de Skikda S.P.A.	Argelia
Arizona Solar One, LLC.	Colorado
ASO Holdings Company, LLC.	Colorado
ATN 2, S.A.	Peru
Cadonal, S.A.	Uruguay
Carpio Solar Inversiones, S.A.	Spain
Ecija Solar Inversiones, S.A.	Spain
Extremadura Equity Investments Sárl. .	Luxembourg
Evacuación Valdecaballeros, S.L.	Spain
Evacuación Villanueva del Rey, S.L.	Spain
Fotovoltaica Solar Sevilla, S.A.	Spain
Geida Skikda, S.L.	Spain
Helioenergy Electricidad Uno, S.A.	Spain
Helioenergy Electricidad Dos, S.A.	Spain
Helios I Hyperion Energy Investments, S.L.	Spain
Helios II Hyperion Energy Investments, S.L.	Spain
Holding de Energía Eólica S.A.	Uruguay
Hypesol Energy Holding, S.L.	Spain
Kaxu Solar One (Pty) Ltd.	South Africa
Logrosán Equity Investments Sárl.	Luxembourg
Logrosán Solar Inversiones, S.A.	Spain
Logrosán Solar Inversiones Dos, S.L.	Spain
Myah Bahr Honaine, S.P.A.	Algeria
Mojave Solar Holdings, LLC.	Colorado
Mojave Solar LLC.	Arizona
Palmatir S.A.	Uruguay
Palmucho, S.A.	Chile
Pectonex, R.F. Proprietary Limited	South Africa
RRHH Servicios Corporativos	Mexico
Sanlucar Solar, S.A.	Spain
Solaben Electricidad Uno S.A.	Spain
Solaben Electricidad Dos S.A.	Spain
Solaben Electricidad Tres S.A.	Spain
Solaben Electricidad Seis S.A.	Spain
Solaben Luxembourg S.A.	Luxembourg
Solacor Electricidad Uno, S.A.	Spain
Solacor Electricidad Dos, S.A.	Spain
ABY Servicios Corporativos S.A.	Spain
Solar Processes, S.A.	Spain
Solnova Solar Inversiones, S.A.	Spain
Solnova Electricidad, S.A.	Spain
Solnova Electricidad Tres, S.A.	Spain
Solnova Electricidad Cuatro, S.A.	Spain
Transmisora Mejillones, S.A.	Chile
Transmisora Baquedano, S.A.	Chile